COMMON STOCK PURCHASE AGREEMENT

     THIS COMMON STOCK PURCHASE AGREEMENT (this "Agreement"), made this 25th day of August, 2010, between Rodolfo Richard Mora and Norma
Richard Mora ("Sellers") and HIV-VAC, Inc. (the "Purchaser").

W I T N E S S E T H:

     WHEREAS, as contemplated by this Agreement, Purchaser is to purchase from Sellers, and Sellers are to sell to Purchaser, Eighty percent of the common stock of Richard y Lange, S.A. DE C.V. as more specifically provided herein. Said common shares shall represent at least 80% of the capital of Richard y Lange, S.A. DE C.V.;

     NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein, and subject to and on the terms and conditions herein set forth, the parties hereto agree as follows:

                                                              ARTICLE I
                                      PURCHASE AND SALE OF SHARES

     1.1 Purchase and Sale. Subject to the terms and conditions set forth herein, Sellers will sell to Purchaser, and Purchaser will purchase from Sellers, at the Closing (as hereinafter defined), Eighty percent of stock of Richard y Lange, S.A. DE C.V. for Eight Million (8,000,000) common shares of Purchaser valued at $.25 per common share.

     1.2 Closing. The closing of the sale and purchase of the Common Shares hereunder (the "Closing"), will be held at the offices of Sellers 70 days from date hereof providing that the audit is complete or at such other time, date and place as agreed to by the parties.

     1.3 Delivery and Payment. At the Closing, Sellers will deliver to Purchaser a certificate(s) representing the Common Shares, which certificates shall be registered in the name of Purchaser, against payment by the Purchaser to the Sellers of the aggregate purchase price therefore. Sellers will pay all stamp and other transfer taxes, if any, which may be payable in respect of the sale and delivery of the Common Shares.




ARTICLE II
CONDITIONS TO CLOSING

   2.1 At the Closing, Sellers, as majority holders of 80% of the current and outstanding common shares of Richard y Lange, S.A. DE C.V., shall provide an audit for the year ended September 30, 2010 of Richard y Lange, S.A. DE C.V. by an audit firm that is PCAOB registered.

   2.2 Purchaser shall have acquired and then cancelled all of the outstanding Preferred A special voting shares.

   2.3 Purchaser shall have prepared and filed a Form 8-K with the Securities and Exchange Commission upon the signing of this Stock
Purchase Agreement

   2.4 Purchaser shall have prepared and filed all required securities filings through the year ended September 30, 2010.

   2.5 Purchaser shall have filed an amendment to its Articles of Incorporation to change its name to Gruppo International, Inc.

   2.56 Purchaser shall have appointed two directors nominated by Sellers to its board of directors. The appointed directors shall serve until the next annual meeting of the shareholders.

ARTICLE III
                             REPRESENTATIONS AND WARRANTIES OF SELLERS

	Sellers represent and warrant to the Purchaser as follows:

     3.1 Existence and Authority. Sellers have all requisite power to execute, deliver and perform this Agreement.

    3.2 Financial Condition. Sellers warrant the Richard y Lange, S.A. DE C.V.'s balance sheet as of December 2009 will not be materially different at Closing. Additionally, Sellers warrant the shareholders' equity of Richard y Lange, S.A. DE C.V. will not be less than 70,000,000 pesos.

     3.2 No Conflict. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, conflict with or constitute a default under any agreement, indenture or other instrument to which Sellers is a party or by which Sellers may be bound or any law, regulation, order, arbitration, award, judgment or decree applicable to Sellers.



     3.3 Validity. This Agreement has been duly executed and delivered by Sellers and is a valid and binding agreement of Sellers enforceable against Sellers in accordance with its terms, except as the enforceability thereof may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws affecting the enforcement of creditors' rights generally, and by general principles of equity.

     3.4 Litigation. There are no actions, suits, proceedings or arbitrations or investigations pending, or to Sellers's best knowledge, threatened in any court or before any governmental agency or instrumentality or arbitration panel or otherwise against or by the Purchaser which seek to or could restrain, prohibit, rescind or declare unlawful, or result in substantial damages in respect of this Agreement or the performance hereof by Sellers (including, without limitation, the delivery of the Common Shares).


                                                             ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

     Purchaser hereby represents and warrants to Sellers as follows:

     4.1 Existence and Authority. Purchaser has all requisite power to execute, deliver and perform this Agreement.

     4.2 Share Capital. Purchaser represents that, at Closing, there will be 10,421,916 common shares and 300,000 Preferred "B" shares outstanding.

    4.3 Financial Condition. Purchaser warrants that its only assets comprise its vaccine technology as developed by Dr. Gordon Skinner. Purchaser has terminated its license agreement with the University of Birmingham as the patents have expired or will have expired before they are commercially usable. Additional, Purchaser warrants that its total liabilities, excluding audit and legal costs as of June 30, 2010 are $126,323 USD.

     4.4 No Conflict. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, conflict with or constitute a default under any agreement, indenture or other instrument to which Purchaser is a party or by which Purchaser may be bound or any law, regulation, order, arbitration, award, judgment or decree applicable to Purchaser.

    4.5 Validity. This Agreement has been duly executed and delivered by Purchaser and is a valid and binding agreement of Purchaser enforceable against Purchaser in accordance with its terms, except as the enforceability thereof may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws affecting the enforcement of creditors' rights generally, and by general principles of equity.

     4.6 Litigation. There are no actions, suits, proceedings or arbitrations or investigations pending, or to Purchaser's best knowledge, threatened in any court or before any governmental agency or instrumentality or arbitration panel or otherwise against or by the Purchaser which seek to or could restrain, prohibit, rescind or declare unlawful, or result in substantial damages in respect of this Agreement or the performance hereof by Purchaser (including, without limitation, the delivery of the Common Shares).


                                                         ARTICLE V
RESTRICTIONS ON DISPOSITION OF THE COMMON SHARES

     5.1 Restricted Securities. Purchaser acknowledges that Purchaser is acquiring the Common Shares pursuant to a transaction exempt from registration under the 1933 Act. Purchaser represents, warrants and agrees that all Common Shares acquired by Purchaser pursuant to this Agreement are being acquired for investment without any intention of making a distribution thereof, or of making any sale or other disposition thereof which would be in violation of the 1933 Act or any applicable state securities law, and that Purchaser will not dispose of any of the Common Shares.

     5.2 Legend. Until such time as the Common Shares are registered pursuant to the provisions of the 1933 Act, any certificate or certificates representing the Common Shares delivered pursuant to
Section 1.3 will bear a legend in substantially the following form:

     "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold, transferred or otherwise disposed of unless they have first been registered under such Act or unless an exemption from registration is available."

     Sellers may place stop transfer orders against the registration or transfer of any shares evidenced by such a certificate or certificates until such time as the requirements of the foregoing are satisfied.



                                                         ARTICLE VI
                                           CONDITIONS TO CLOSING

     6.1 Conditions to Obligations of Purchaser. The obligation of Purchaser to purchase the Common Shares is subject to the satisfaction of the following conditions on the date of Closing:

          (a) The representations and warranties of Sellers set forth in Article II hereof shall be true and correct; and if the Closing shall occur on a date other than the date of this Agreement, Purchaser shall have been furnished with a certificate, dated the date of Closing, to such effect, signed by an authorized officer of Sellers; and

          (b) All permits, approvals, authorizations and consents of third parties necessary for the consummation of the transactions herein shall have been obtained, and no order of any court or administrative agency shall be in effect which restrains or prohibits the transactions contemplated by this Agreement, and no suit, action or other proceeding by any governmental body or other person shall have been instituted which questions the validity or legality of the transactions contemplated by this Agreement.

     6.2 Conditions to Obligations of Sellers.  The obligation of
Sellers to sell and deliver the Common Shares to Purchaser is subject to the satisfaction of the following conditions on the date of Closing:

          (a) The representations and warranties of the Purchaser set forth in Article III hereof shall be true and correct; and if the Closing shall occur on a date other than the date of this Agreement, Sellers shall have been furnished with a certificate dated the date of Closing, to such effect, signed by an authorized office of the Trustee; and

          (b) No order of any court or administrative agency shall be in effect which restrains or prohibits the transactions contemplated by this Agreement, and no suit, action or other proceeding by any governmental body or other person shall have been instituted which questions the validity or legality of the transactions contemplated by this Agreement.


                                                          ARTICLE VII
                                                     MISCELLANEOUS

     7.1 Expenses. Purchaser shall pay all of its expenses, and shall pay Sellers' expenses, in connection with the authorization, preparation, execution and performance of this Agreement.

     7.2 Survival of Sellers' Representations and Warranties. All representations and warranties made by Sellers to Purchaser in this Agreement shall survive the Closing.

     7.3 Notices. All notices, requests or other communications required or permitted to be delivered hereunder shall be in writing, delivered by registered or certified mail, return receipt requested, as follows:

          (a) To Sellers:

Rodolfo Richard Mora




Norma Richard Mora





          (b) To the Purchaser:

HIVVAC, Inc.
P O Box 424
Colingwood
ON L9y 3Z7
Canada

Any party hereto may from time to time, by written notice given as aforesaid, designate any other address to which notices, requests or other communications addressed to it shall be sent.

     7.4 Specific Performance. The parties hereto acknowledge that damages would be an inadequate remedy for any breach of the provisions of this Agreement and agree that the obligations of the parties hereunder shall be specifically enforceable, and neither party will take any action to impede the other from seeking to enforce such rights of specific performance.

     7.5 Successors and Assigns; Integration; Assignability. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto, and their respective legal representatives, successors and assigns. This Agreement (a) constitutes, the entire agreement between the parties hereto and supersedes all other prior agreements and understandings, both written and oral, among the parties, with respect to the subject matter hereof;
(b) shall not confer upon any person other than the parties hereto any rights or remedies hereunder; and (c) shall not be assignable by operation of law or otherwise.

     7.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the state of Nevada.

     7.7 Further Assurances. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement.

     7.8 Amendment and Waiver. No amendment or waiver of any provision of this Agreement or consent to departure therefrom shall be effective unless in writing and signed by Purchaser and Sellers.

     7.9 Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if the signatures thereto were upon one instrument.


     IN WITNESS WHEREOF, the undersigned have duly executed this Agreement on the date and year first above written.


SELLERS:


/s/Roldofo Richard Mora
------------------------------
Roldofo Richard Mora


/s/Norma Richard Mora
----------------------------
Norma Richard Mora


PURCHASER:

HIV-VAC, Inc.

By: /s/Kevin Murray
------------------------
Kevin Murray, President